Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ x ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Cheung Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

         1)    Title of Each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

               -----------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
         5)    Total fee paid:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ---------------------------------

         2)       Form, Schedule or Registration Statement No.:
                  ---------------------------------

         3)       Filing Party:
                  ---------------------------------

         4)       Date Filed:

Cheung Laboratories, Inc.
10220-I Old Columbia Rd.
Columbia, MD 21046


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 31, 1998


The Annual Meeting of Shareholders of Cheung Laboratories, Inc., a Maryland corporation (the "Company"), will be held at 10:00 a.m. on March 31, 1998 at The Columbia Inn, 10207 Wincopin Circle, Columbia, Maryland, for the following purposes:

         1) To approve an amendment to the Company's by-laws adopting a staggered board of directors.

         2)   To elect seven directors;

         3)   To ratify the  appointment  of Stegman & Company  as  auditors  to
              examine  the  Company's   accounts  for  the  fiscal  year  ending
              September 30, 1998;

         4) To amend the Company's Articles of Incorporation to increase the number of authorized shares to 100,000,000 shares.

         5) To amend the Company's Articles of Incorporation to change the Company's name to Celsion Corporation or variations thereof approved by the Directors.

         6)   To approve an employee stock option plan.

         7) To transact such other business as may properly come before the meeting or any and all adjournments thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on [recorddate] will be entitled to vote.

A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                           BY ORDER OF THE BOARD OF DIRECTORS,



February __, 1998                   John Mon, Secretary

================================================================================
      YOUR VOTE IS IMPORTANT-PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD
================================================================================

Shareholders are urged to date, sign and return the enclosed Proxy card in the envelope provided, which requires no postage if mailed in the United States. Your prompt return of the Proxy card will help assure a quorum at the meeting and avoid additional Company expense for further solicitation.

                                 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Cheung Laboratories, Inc. a Maryland corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at The Columbia Inn, 10207 Wincopin Circle, Columbia, Maryland, at 10:00 a.m. on March 31, 1998 and at any and all adjournments of such meeting.

If the enclosed Proxy card is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted for the nominees for directors indicated herein and for the proposals on the agenda.

Shareholders who execute Proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person. Written notice of revocation should be mailed to Spencer J. Volk, President, Cheung Laboratories, Inc., 10220-I Old Columbia Rd., Columbia, Maryland, 21046-1705.

The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company also requests banks, brokers and others who hold shares of the Company in nominee names to distribute annual reports and Proxy soliciting materials to beneficial owners and shall reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

The Company's executive offices are located at 10220-I Old Columbia Rd., Columbia, Maryland, 21046-1705.

VOTING RIGHTS AND VOTE REQUIRED

Only shareholders of record at the close of business on [recorddate] will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 34,116,625 common shares, $.01 par value per share. Each issued common share entitles its record owner to one vote on each matter to be voted upon at the meeting. The Company has no other class of shares outstanding. Cumulative voting is not permitted under the Articles of Incorporation of the Company.

The presence in person or by Proxy of the holders of common shares representing a majority of the total voting power of the Company which are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. The seven nominees receiving the highest number of votes will be elected directors. If a quorum is present, the approval of each of the other Proposals set forth in this Proxy Statement requires the affirmative vote of the holders of at least a majority of the voting power present and entitled to vote at the Annual Meeting except for Proposals 1, 4 and 5 which require an affirmative vote of a majority of the current issued and outstanding shares of the Company.

The Board of Directors unanimously recommends an affirmative vote for each of the Proposals set forth in this Proxy Statement. It is the intent of each of the members of the Board of Directors to vote his shares in favor of each of the Proposals contained in this Proxy Statement.

The date of this Proxy Statement is February __, 1998.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the members of the Company's Board of Directors and its executive officers, and sets forth the position with the Company held by each:

Name                   Age                    Position
----                   ---                    --------

Augustine Y. Cheung    50   Chairman of the Board of Directors, Chief Scientific
                            Officer

Spencer J. Volk        64   President, Chief Executive Officer and Director

John Mon               45   Secretary, Treasurer/General Manager and Director

Warren C. Stearns      57   Acting Chief Financial Officer and Director

Max E. Link            57   Director

Walter B. Herbst       60   Director

Mel D. Soule           49   Director

The Board of Directors presently maintains an Audit Committee and a Compensation Committee. In January of 1998 the Company created a Research and Development Oversight Committee. Messrs. Stearns and Soule comprise the current Audit Committee. The Audit Committee held no meetings during fiscal 1997. Messrs. Volk and Herbst comprise the current Compensation Committee. The Compensation Committee held two meetings during fiscal 1997. Messrs. Cheung, Soule and Herbst comprise the Research and Development Oversight Committee.

Augustine Y. Cheung. Dr. Cheung has since 1982 served as the Chairman of the Board of Directors of the Company. Dr. Cheung was the founder of the Company, was President from 1982 to 1986 and Chief Executive Officer from 1982 to 1996. From 1982 to 1985, Dr. Cheung was a Research Associate Professor of the Department of Electrical Engineering and Computer Science at George Washington University and from 1975 to 1981 was a Research Associate Professor and Assistant Professor at the Institute for Physical Science and Technology and the Department of Radiation Therapy at the University of Maryland. Dr. Cheung holds a Ph.D. and Masters degree from University of Maryland. Dr. Cheung is the brother-in-law of John Mon.

Spencer J. Volk. Mr. Volk has been a director, President, and Chief Executive Officer of the Company since May 22, 1997. From 1994 to 1996, Mr. Volk was President and Chief Operating Officer of Sunbeam International. From 1991 to 1993, Mr. Volk was the President and Chief Executive Officer of the Liggett Group, Inc. From 1989 to 1991, he was the President and COO of Church and Dwight (Arm and Hammer), and from 1984 to 1986, he was President and CEO of Tropicana Products, Inc. Prior to that, he spent thirteen years at Pepsico, ultimately as Senior Vice President for the Western Hemisphere. Mr. Volk holds an Honors BA in Economics and Math from Queens University in Ontario, Canada and a BA in Economics from Royal Military College in Ontario, Canada. Mr. Volk replaced Mr. Verle D. Blaha who resigned from the Company effective April 23, 1997.

John Mon. Mr. Mon has served as Treasurer/General Manager of the Company since 1989, and Secretary and a director since June 1997. From 1986 to 1988, Mr. Mon was responsible for the FDA regulatory approval for the Microfocus 1000. Between 1983 to 1986 he was an economist with the U.S. Department of Commerce in charge of forecasting business sales, inventory and prices for all business sectors in the estimation of Gross National Product. Mr. Mon holds a B.S. degree from the University of Maryland. Mr. Mon is the brother-in-law of Dr. Cheung.

Warren C. Stearns. Mr. Stearns has been a director of the Company since January 19, 1997 and acting Chief Financial Officer for the Company since April 24, 1997. Mr. Stearns has provided financial consulting services to many companies for more than the past five years. Mr. Stearns has been and currently is President of Stearns Management Company, a capital advisory firm, since 1989.

Prior to 1989, Mr. Stearns acted as vice president of Stearns Management Company. Mr. Stearns is an Assistant Secretary for Anthony Riker, Ltd. He holds an M.B.A. degree from Harvard University and a B.A. degree from Amherst College.

Mel D. Soule. Mr. Soule has been a director of the Company since May 28, 1997. From 1994 through 1997, Mr. Soule was the president and chief executive officer of Grace Biomedical Division, a subsidiary of the W.R. Grace & Co. From 1993 through 1994, Mr. Soule was the director of commercial planning for the Washington Research Center of W.R. Grace & Co. From 1992 to 1993, Mr. Soule was a senior development manager for W.R. Grace & Co. Mr. Soule holds an MBA degree from Wilmington College and a BA from the University of Massachusetts.

Walter B. Herbst. Mr. Herbst has been a director of the Company since May 28, 1997. Mr. Herbst has been and currently is chief executive officer of Herbst Lazar Bell, Inc. ("HLB"), the engineering firm he founded in 1962. Mr. Herbst also serves as a faculty fellow in industrial design at the Northwestern University McCormick School of Engineering and Applied Sciences. Mr. Herbst holds a BFA in Industrial Design from the University of Illinois and a Master of Management from the Kellogg Graduate School of Northwestern University.

Max E. Link. Dr. Link has been a director of the Company since September 23, 1997. Dr. Link currently provides consulting and advisory services to a number of pharmaceutical and biotechnology companies. From 1993 to 1994 he served as Chief Executive Officer of Corange, Ltd., a medical diagnostics company acquired by Hoffman-LaRoche. From 1971 to 1993 Dr. Link served in numerous positions with Sandoz Pharma AG culminating in his appointment as chairman of the board of directors in 1992. Dr. Link serves on the board of directors of the following publicly held companies: Human Genome Sciences; Alexion Pharmaceuticals; Cell Therapeutics; Access Pharmaceuticals; Protein Design Laboratories; Osiris Therapeutics; Procept, Inc.; Discovery Laboratories Inc. and Cytrx Corp. Dr. Link holds a PhD in economics from the University of St. Gallens (Switzerland).

The Board of Directors conducted four meetings during the year ended September 30, 1997. All members attended at least 75% of the Board of Directors meetings held during their tenure in 1997 with the exception of Joseph Colino who did not attend the one meeting held in 1997 prior to his resignation. Additional actions were taken by unanimous consent resolutions.


Scientific Advisory Board

The Company currently has a scientific advisory board ("SAB") comprised of individuals listed below. The purpose of the SAB is to assist management of the Company in identifying technology trends and business opportunities within the Company's industry. The SAB members operate as consultants and not as officers or directors of the Company. The following persons serve on the SAB:

Augustine Cheung, PhD. Dr. Cheung serves as the Chairman of the SAB and as the Company's Chief Scientific Officer. Dr. Cheung's background is set forth above.

Mel D. Soule. Mr. Soule serves as Co-Chairman of the SAB. Mr. Soule's background is set forth above.

Michael Davidson, M.D. Dr. Davidson currently practices medicine and is the Chief Executive Officer of Chicago Center for Clinical Trials. Dr. Davidson specializes in designing and implementing clinical trials. Dr. Davidson consults with the Company in connection with establishing clinical trials and on FDA regulatory matters.

Mark Dewhirst, PhD. Dr. Dewhirst currently serves as a Professor of Radiology and Oncology and the Director of the Tumor Microcirculation Laboratories in the Department of Radiation & Oncology at Duke University. Dr. Dewhirst consults with the Company in connection with research on temperature sensitive liposomes.

Donald Kapp, M.D., D.V.M. Dr. Kapp currently serves as Professor of Radiation Oncology at Stanford University. Dr. Kapp consults with the Company in connection with conducting clinical studies.

Gerald Wolf, M.D. Dr. Wolf currently serves as the Director for the Center of Imaging and Pharmaceutical Research at Massachusetts General Hospital. Dr. Wolf consults with the Company on matters relating to focused heat energy for tumor ablation.

Gloria Li, PhD. Dr. Li currently serves as the Director of the Radiation Biology Laboratory at Memorial Sloan-Kettering Hospital. Dr. Li consults with the Company on heat shock and gene therapy.

Arnold Melman, M.D. Dr. Melman currently serves as the Chairman of the Department of Urology at Albert Einstein College of Medicine. Dr. Melman consults with the Company on clinical studies in urology.

Robert Barnett, M.D. Dr. Barnett currently the Surveyor for the American College of Surgeons and is the former President of the Maryland chapter of the American Cancer Society. Dr. Barnett consults with the Company on issues relating to oncological surgeons.

Donald Beard. Mr. Beard is a retired businessman and is the former senior program manager for the United States Department of Energy. Mr. Beard consults with the Company in connection with technology and business development matters.

Thomas Ripley, PhD. Dr. Ripley currently serves as Director of Operations, Grace Biomedical at W.R. Grace & Co. Dr. Ripley consults with the Company on technology and business development.

Mays Swicord, PhD. Dr. Swicord currently serves as Director of Research at Motorola Corporation. Dr. Swicord consults with the Company on the biological effects of microwave technology.

Claude Tihon, PhD. Dr. Tihon currently serves as the Chief Executive Officer of Conti-Med, Inc. Dr. Tihon consults with the Company in connection with urological devices and regulation.

David Needham, PhD. Dr. Needham currently serves as the Director of Cell and Micro-carrier Research and an Associate Professor in the Duke University Department of Mechanical Engineering and Materials Science. Dr. Needham consults with the Company in connection with research on temperature sensitive liposomes.


         All members of the SAB serve at the discretion of the Board of Directors. Each member of the SAB other than Messrs. Swicord and Wolf received an option to purchase 5,000 Shares of the Company common stock at the time they were appointed.

         The options are exercisable for a five year term at $.50 per share. In addition for each 12 months served by the member, they will receive options to purchase 3,000 shares of common stock at the market price of the Company's stock on the date of grant. Such options will be exercisable for a five year term. On consulting matters undertaken by the SAB, members are compensated at the rate of $125 per hour or a total of $1,000 per day together with expenses.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors, and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company between October 1, 1996, and September 30, 1997, on year-end reports furnished to the Company after September 30, 1997, and on representations that no other reports were required, the Company has determined that during the last fiscal year all applicable 16(a) filing requirements were met except as follows:

         Spencer J. Volk was appointed as Chief Executive Officer and a director of the Company on May 22, 1997, and thereby became subject to Section 16(a) reporting requirements at such time. Mr. Volk was granted 500,000 common shares of the Company. Mr. Volk filed a Form 3 on June 3, 1997. The Form 3 should have been filed on or before June 2, 1997. Mr. Volk filed a Form 5 on January 6, 1998. The Form 5 should have been filed on or before November 14, 1997.

         Walter B. Herbst was appointed to be a director of the Company as of May 28, 1997, and thereby became subject to Section 16(a) reporting requirements. Mr. Herbst filed a Form 3 on June 30, 1997. The Form 3 should have been filed on or before June 9, 1997.

         Mel D. Soule was appointed to be a director of the Company as of May 28, 1997, and thereby became subject to Section 16(a) reporting requirements. Mr. Soule filed a Form 3 on June 10, 1997. The Form 3 should have been filed on or before June 9, 1997.

         Max E. Link was appointed to be a director of the Company as of September 23, 1997, and thereby became subject to Section 16(a) reporting requirements. Dr. Link acquired an option to purchase 50,000 common shares of the Company on September 23, 1997. Dr. Link filed a Form 3 on October 14, 1997. The Form 3 should have been filed on or before October 3, 1997.

         John Mon, Treasurer and General Manager of the Company, acquired an option to purchase 200,000 common shares of the Company on April 1, 1997. Mr. Mon filed a Form 4 reporting the transaction on June 30, 1997. The Form 4 should have been filed on or before May 10, 1997.

         Warren C. Stearns filed a Form 5 reporting certain exempt transactions on or about December 23, 1997. The Form should have been filed on or before November 14, 1997. On June 23, 1997 Stearns Management Company acquired a note convertible into shares of the Company. Although Mr. Stearns disclaims beneficial ownership of shares held by Stearns Management Company, Mr. Stearns was required to report such acquisition on a Form 4 which would have been due by July 10, 1997. The acquisition was reported on the Form 5 referred to above.

EXECUTIVE COMPENSATION.

Summary Compensation.
---------------------

         The following table sets forth the aggregate cash compensation paid for services rendered to the Company in all capacities during the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's other executive officers where annual salary and bonus for the most recent fiscal year exceeded $100,000.


                                            SUMMARY COMPENSATION TABLE

====================================================================================================================================
                               Annual Compensation                                  Long-Term Compensation Awards
                               -------------------                                  -----------------------------
                                                                  Other Annual                                          All Other
Name and Principal     Fiscal                                     Compensation      Restricted Stock  Stock Options     Compensation
Position               Year         Salary ($)       Bonus ($)    ($)                 Awards ($)      (#)               ($)
------------------------------------------------------------------------------------------------------------------------------------
Augustine Y.            1997          $125,000                                          $2,120(1)
Cheung, Chairman of  ---------------------------------------------------------------------------------------------------------------
the Board of            1996          $125,000                                          $2,120(1)     400,000(2)
Directors            ---------------------------------------------------------------------------------------------------------------
                        1995          $125,000                                          $3,250(1)
------------------------------------------------------------------------------------------------------------------------------------
Spencer J. Volk,        1997           $96,923(5)                                     $281,995(1)(6)
President and Chief
Executive Officer
------------------------------------------------------------------------------------------------------------------------------------
Verle D. Blaha,         1997          $177,100(3)                                       $1,182(1)
Former President &   ---------------------------------------------------------------------------------------------------------------
Chief Executive         1996           $81,000                                          $2,120(1)     400,000(4)
Officer
------------------------------------------------------------------------------------------------------------------------------------
Warren C. Stearns,      1997          $266,666(7)                                       $1,461(1)
Acting Chief         ---------------------------------------------------------------------------------------------------------------
Financial Officer       1996           $66,753                                                        (7)
====================================================================================================================================


(1) In each of fiscal years 1995, 1996, and 1997, Dr. Cheung received 2,000 common shares for his services as a director. Mr. Blaha received 2,000 shares for his service as a director in fiscal 1996 and 1,112 shares for his services in fiscal 1997. Mr. Volk received 701 shares for his service as a director in fiscal 1997. Mr. Stearns received 1,375 shares for his service as a director in fiscal 1997.

(2) In fiscal 1996, Dr. Cheung received an option to purchase 400,000 shares at $0.35 per share, exercisable on or before May 16, 2001.

(3) Mr. Blaha resigned as the President and Chief Executive Officer of the Company on April 23, 1997.

(4) The Company granted an option to purchase 400,000 shares of Common Stock, with an exercise price of $.41 per share, to New Opportunities, Ltd., a company affiliated with Mr. Blaha.

(5) Mr. Volk became President and Chief Executive Officer of the Company on May 22, 1997.

(6) Mr. Volk received 500,000 shares in fiscal 1997 pursuant to his employment agreement and has the right to receive up to 1,400,000 additional shares if the Company meets certain financing goals during his tenure and if he is employed by the Company after one year. In October, 1997 Mr. Volk received 250,000 shares of this amount.

(7) Amounts listed as annual compensation for Mr. Stearns consists of fees paid to Stearns Management Company ("SMC"). During fiscal 1996, assignees of SMC also received warrants with anti-dilution rights to purchase 4.6875% of the Company's common stock.

         There are no option, retirement, pension, or profit sharing plans for the benefit of the Company's officers, directors, and employees. The Company does provide health insurance coverage for its employees. The Board of Directors may recommend and adopt additional programs in the future for the benefit of officers, directors, and employees.

Option Grants in Fiscal 1997

         During fiscal 1997, no options were granted to the named executive officers listed in the Summary Compensation Table.

Aggregated Option Exercises and Year-End Option Values in 1997.
---------------------------------------------------------------

         The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options held at September 30, 1997 and the aggregate dollar value of in-the-money unexercised options, if any, held at September 30, 1997. Value realized upon exercise is the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at September 30, 1997 is the difference between its exercise price and the fair market value of the underlying shares on September 30, 1997, which was $1.00 per share based on the closing bid price of the common shares on September 30, 1997. The underlying options have not been and may never be exercised; and actual gains, if any, on exercise will depend on the value of the common shares on the actual date of exercise. There can be no assurance that these values will be realized.

Aggregated Option Exercises in Fiscal 1997 and Year-End Option Values


                                                                     Number of Unexercised               Value of Unexercised
                                                                           Options at                   In-the-Money Options at
                                                                            9/30/97                             9/30/97
                                                                            -------                             -------

                          Shares Acquired
Name                        on Exercise       Value Realized    Exercisable      Unexercisable     Exercisable       Unexercisable
                                                   ($)

Augustine Y. Cheung              0                  $0            400,000              0             $260,000              $0

Spencer J. Volk                  0                  $0                  0              0                   $0              $0

Verle D. Blaha                   0                  $0            400,000              0             $260,000              $0

Warren C. Stearns                0                  $0          1,978,743              0           $1,438,762              $0
------------------------------------------------------------------------------------------------------------------------------------

Long-Term Incentive Plan Awards in 1997.
----------------------------------------

         The Company has no "long-term incentive plan".

Future Benefits or Pension Plan Disclosure in 1997.
---------------------------------------------------

         The Company has no such benefit plans. The Company intends to establish a stock option plan in 1998 if shareholders approve it pursuant to this proxy statement.

Director Compensation.
----------------------

         During 1997, the Company paid to each outside board members $1,000 per board or committee meeting attended. Each director receives an automatic grant of 2,000 common shares for each full year served or the pro rata portion if less than one year.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements.
------------------------------------------------------------------------

         On May 22, 1997, Spencer J. Volk became the President and Chief Executive Officer of the Company. The Company and Mr. Volk have entered into an employment agreement, dated May 11, 1997, with an initial annual salary of $240,000, which will increase to $360,000 per annum upon the successful raising of $5,000,000 through public or private offerings. In addition, Mr. Volk was awarded 500,000 common shares upon execution of the employment agreement and may earn up to an additional 1,400,000 shares based on the Company's ability to raise additional capital and Mr. Volk's continued employment. Mr. Volk, as of October, 1997, received 250,000 of such shares.

         Additionally, Warren C. Stearns, an officer and director of the Company, receives compensation through Stearns Management Company, which has an exclusive advisory services arrangement with the Company, cancelable on 10 days notice. See "Certain Relationships and Related Transactions--SMC Contract."

         Other than as set forth above, there are no employment contracts, termination of employment or change in control arrangements.

Stock Option Plans.

         The Company does not currently have any stock option plan. The Company has committed to Mr. Volk to set aside 2,000,000 shares for option grants to directors, employees and consultants. Options for 280,000 of such shares have been granted. The Company anticipates adopting, subject to shareholder approval, a formal option plan during fiscal year 1998 for a total of 2,000,000 shares.

Report of the Compensation Committee on Executive Compensation

         The Company formed a Compensation Committee in June 1997, consisting of Spencer J. Volk, an employee director, and Walter B. Herbst, a non-employee director. The Committee is responsible for establishing and administering the compensation policies applicable to the Company's officers and key personnel. The committee's responsibilities include, establishing general compensation policy and, except as prohibited by applicable law, taking any and all action that the Board could take relating to the compensation of employees, directors and other parties. The Committee also evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer.

         Executive Compensation Philosophy

         The Company attempts to design executive compensation to achieve two principal objectives. First, the program is intended to be fully competitive so that the Company may attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with business performance.

         The Committee's philosophy is to pay competitive annual salaries, coupled with an incentive system that pays more than competitive total compensation for superior performance reflected in increases in the Company's stock price. The incentive system consists of annual compensation and stock compensation.

         Based on assessments by the Board and the Committee, the Committee believes that the Company's compensation program for the Named Executive
Officers has the following characteristics that serve to align executive interests with long-term shareholder interests:

              a. Emphasizes "at risk" pay such as options and grants of restricted stock.

              b.  Emphasizes   long-term   compensation   such  as  options  and
                  restricted stock awards.

              c.  Rewards financial results and promotion of Company  objectives
                  rather  than   individual   performance   against   individual
                  objectives.

         Annual Salaries

         Salary ranges and increases for executives, including the Chief Executive Officer and the other named executive officers, are established annually (unless subject to longer term contracts) based on competitive data. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at time of hire taking into account the above factors other than tenure.

         Long-Term Incentives

         The grant of restricted stock or options to key employees encourages equity ownership and closely aligns management interests with the interests of shareholders. The amount and nature of any option or restricted stock award is determined by the Committee on a case by case basis, depending upon the individual's perceived future benefit to the Company and the perceived need to provide additional incentive to align performance with the objectives of the shareholders.

         Company Performance and Chief Executive Officer Pay

         The compensation of Spencer J. Volk was established prior to organization of the Compensation Committee. The Committee believes that Spencer
J. Volk's compensation package aligns his interests with those of the shareholders.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Federal regulation requires that a proxy statement relating to the annual election of directors include a line graph comparing cumulative total shareholder return on common shares with the cumulative total return of (1) NASDAQ Combined Index and (2) a published industry or line-of-business index. The performance comparison appears below.

The Board of Directors and its Compensation Committee recognize that the market price of shares is influenced by many factors, only one of which is Company performance. The share price performance shown on the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return

               Total Returns Assume Reinvestment of Dividends (1)

                               [GRAPHIC OMITTED]




Data Points:
                         9/30/94        9/30/95        9/30/96        9/30/97
                         -------        -------        -------        -------
Cheung Laboratories        100            473            300            309
Nasdaq Health              100            106            139            139
Nasdaq Composite (US)      100            137            161            221

















(1) The Company has paid no dividends.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information regarding shares of voting securities of the Company beneficially owned as of December 31, 1997 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding voting securities; (ii) by each director or nominee for director,
(iii) by each person named in the summary compensation table and (iv) by all officers and directors as a group.



Name and Addresses of Officers,              Amount of             Percentage of
Directors and Principal Shareholders    Common Shares*     Voting Securities(1)*
------------------------------------    --------------     ---------------------

Augustine Y. Cheung (2)(3)                   6,671,408                     20.1%
10220-I Old Columbia Road
Columbia, MD  21046-1705

Spencer J. Volk (2)(4)                         994,603                      3.0%
10220-I Old Columbia Road
Columbia, MD  21046-1705

John Mon (2)(5)                                767,212                      2.3%
10220-I Old Columbia Road
Columbia, MD  21046-1705

Warren C. Stearns (2)(6)                     1,501,490                      4.4%
175 Old Sutton Road
Barrington Hills, IL 60010

Walter B. Herbst (2)(7)                        225,252                        **
355 North Canal Street
Chicago, IL  60606

Mel D. Soule (2)(8)                             78,811                        **
2812 Eaglesmere Court
Ellicott City, MD  21042

Max E. Link (2)(9)                              50,038                        **
Tobelhofstr. 30
8044 Zurich
Switzerland

Gao Yu Wen                                   4,000,000                     13.7%
Zhongshan Economic Committee
Sun Wen Road E.
shiqi zhongshan Guangdong
China

Executive Officers and Directors as a       10,288,814                     29.1%
group (7 individuals)
================================================================================

* Assumes exercise of all options held by listed security holders which can be exercised within 60 days from December 31, 1997.

**       Less than 1%.

(1) Except as noted, the above table does not give effect to an aggregate of approximately 14,960,351 common shares underlying outstanding stock options and warrants, convertible securities, obligations to issue shares or warrants that are contingent on future offerings. Outstanding warrants and options entitle the holders thereof to no voting rights.

(2)      Director or Executive Officer.

(3) Includes 400,000 shares underlying an option exercisable commencing May 16, 1995 through May 16, 2001 at $0.35 per share. At December 31, 1997 4,878,050 common shares were pledged by Dr. Cheung to secure certain notes of the Company which were subsequently satisfied.

(4) Includes 250,000 shares earned by Mr. Volk pursuant to his employment agreement subsequent to the end of the fiscal year. Does not include an additional 1,150,000 shares of common stock that have been committed to and may be earned by Mr. Volk pursuant to his employment agreement upon the occurrence of certain events.

(5) Includes 400,000 shares underlying an option to Mr. Mon exercisable commencing May 16, 1996 through May 16, 2001 at $0.35 per share and 200,000 shares underlying an option exercisable commencing April 1, 1997 through March 31, 2002 at $0.41 per share.

(6) Includes 41,271 shares owned by Stearns Management Company, of which Mr. Stearns is President; includes warrants to acquire 164,849 shares held by Charles A. Stearns; includes warrants to acquire 194,443 shares held by Warren R. Stearns; and includes warrants to acquire 1,099,552 shares held by Anthony Riker, Ltd., of which Mr. Stearns is Assistant Secretary. Mr. Stearns disclaims beneficial ownership of the shares underlying the warrants held by Charles A. Stearns, Warren R. Stearns, and Anthony Riker, Ltd. Does not include warrants held by SMC which are exercisable if and when the Company completes a series of private and/or public offerings for not less than $8,000,000 in the aggregate. Those warrants will total a number of shares equal to approximately $16,750 divided by the average price per share in those offerings.

(7) Includes 35,000 shares underlying options exercisable beginning June 16, 1997 and ending June 16, 2002 at a price of $.41 per share and 20,000 shares underlying options to HLB exercisable beginning October 31, 1997 and ending October 30, 2002 at a price of $1.00 per share. Includes 41,864 shares owned by HLB. Mr. Herbst disclaims beneficial ownership of shares owned by HLB.

(8) Includes 50,000 shares underlying an option to Mr. Soule exercisable commencing May 1, 1997 through April 30, 2002 at $0.41 per share.

(9) Does not include 150,000 shares underlying an option exercisable at $.75 per share which vest as to 50,000 shares on December 31 of 1998, 1999 and 2000.

Changes in Control

         The Company knows of no arrangement, including the pledge by any person of securities of the Company, which may at a subsequent date result in change of control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SMC Contract

         On May 28, 1996, the Company entered into a consulting agreement with Stearns Management Company ("SMC"). Warren C. Stearns, an officer and a member of the Board of Directors, is President of SMC. Additionally, the George T. Horton Trust, which is a secured creditor of the Company, is an equity owner of SMC. Pursuant to the Agreement, SMC has an exclusive arrangement to render advisory services involving solicitation of outside capital, restructuring the Company, business plans, marketing, selection of advisory personnel, adding additional directors, and sale of shares by insiders. The agreement is terminable upon 10 days written notice or otherwise stays in effect for one year or until a registration statement covering a public offering of the Company's securities is declared effective by the SEC.

         In exchange for such services, during the fiscal year ended September 30, 1996, SMC was paid approximately $66,753 in fees and for reimbursement of expenses and the Company agreed to grant to assignees of SMC a warrant to purchase, in the aggregate, a 4.6875% interest in the equity of the Company as of the next registered public offering of common shares of the Company. The warrants, all of which are exercisable at $0.41 per share as adjusted, contain anti-dilution provisions and are exercisable for five years and renewable for an additional five years. Mr. Stearns is paid a per diem expense of $1,500 per day or $190 per hour and reimbursement for expenses at cost plus 20%. During the fiscal year ended September 30, 1997, fees to SMC totalled $266,666. The Company has not received an invoice for 1997 expenses for which SMC will seek reimbursement.

George T. Horton Trust Loan

         The Company is obligated under a secured note to the George T. Horton Trust for $220,000, which bears interest at 1% per month, and was payable December 15, 1997, and is secured by equipment and software for APA technology. George T. Horton Trust is an equity owner of SMC, the President of which, Warren
C. Stearns, is also an officer and director of the Company. SMC has an exclusive advisory services agreement with the Company. The Company has paid $70,000 of the principal of this note and the note holder has agreed to convert $100,000 of principal into common shares of the Company at the rate of $.50 per share. The remaining principal of $50,000 accrues interest at the rate of 17% per annum and can be converted, on 15 days notice, into common shares having a market value of 200% of the loan balance.

Herbst LaZar Bell, Inc.

         In September 1996, the Company retained the engineering firm of Herbst LaZar Bell, Inc., of Chicago, Illinois, to assist in the adaptation of the APA technology into the Deep Focused Heat Systems. Walter B. Herbst, a director of the Company, is the founder and chief executive officer of HLB. HLB, with a team of engineers specializing in systems engineering and industrial design, will serve as the primary engineering resource for the Company. The Company will be required to pay HLB engineering fees. The fees are determined on a project by project basis. During fiscal 1997, the Company paid HLB a total of $71,332.


Townhouse Lease

         The Company leases from Dr. Augustine Y. Cheung, Chairman of the Board, and John Mon, an officer and director, on a month to month basis a townhouse near its corporate offices in Columbia, Maryland for $900 per month, plus utilities. The housing is used for visiting executives.

Promissory Notes

         From 1987 through 1995, the Company borrowed money from related parties. In 1996, the Company formalized such borrowings by executing promissory notes to the following related parties:

         An unsecured term note, dated June 30, 1994, payable to Dr. Cheung, accruing interest at the rate of ten percent (10%) per annum, in the principal amount of $42,669. The principal and accrued interest shall be due and payable on its maturity date on June 30, 1998. The principal balance of such note at December 31, 1997 was $28,650.

         An unsecured term note, dated January 26, 1987, payable to Dr. Cheung, accruing interest at the rate of twelve percent (12%) per annum, in the principal amount of $78,750. The principal and accrued interest shall be due and payable on its maturity date, which has been extended to January 26, 1999. The principal balance of such note at December 31, 1997 was $68,750.

         The Company also may have the obligation to execute a promissory note payable to Charles C. Shelton in the face amount of $50,000. The Company has certain offsets available against Mr. Shelton so the final amount to be due under this promissory note is still under negotiation.

Redemption Agreement

         On February 16, 1995, Gao Yu Wen executed a subscription agreement with the Company to purchase 20,000,000 shares of Common Stock at $0.50 per share or $10,000,000. The price was paid by paying $2,000,000 cash and property, and transferring to the Company 9.5% of the outstanding equity of Aestar Fine Chemical Company ("Aestar"). On June 6, 1996 the Company and Gao entered into a Redemption Agreement wherein the Company renounced any interest in Aestar and
Gao agreed that upon delivery by the Company of $2,200,000 to Gao, he would return the 20,000,000 shares of the Company. The promise to pay $2,200,000 by November 30, 1996, was secured by all 20,000,000 shares. On October 23, 1996, the Company and Mr. Gao executed an Amendment by which the terms of the Redemption Agreement were modified. Under the terms of the First Amendment, Mr. Gao agreed to immediately convey to the Company certificates representing 16 million shares. The $2,200,000 payment was reduced to $2,160,000 and the timing was extended until December 31, 1996, with an additional three months period at a penalty of 3/4% per month. On October 23, 1996, Mr. Gao conveyed the 16 million shares to the Company. Such shares were subsequently cancelled. The Company may have had the obligation to repurchase the remaining 4,000,000 shares of the Company for $2,160,000 on or before November 30, 1997, which it did not do.

         In a related transaction, on April 26, 1995, the Company entered into an Investment Agreement with Gao whereby the Company transferred $700,000 to Gao to invest as agent of the Company at the rate of no less than 17% per annum. Gao repaid $190,000 by September 30, 1996. The remaining amount has been forgiven as part of the Rescission Agreement.

Rescission of Ardex Acquisition

         On or about March 31, 1995, the Company invested $400,000 in Ardex Equipment, LLC ("Ardex"), and paid $50,000 to Charles C. Shelton and Joseph Colino, who were then directors of the Company, in exchange for a 19.25% interest in Ardex. In 1996, the Company received $50,000 distribution from Ardex. On August 2, 1996, the Company and Ardex entered into a binding Letter of Intent rescinding the Company's investment in Ardex (the "Rescission"). Pursuant to the Rescission, the Company was to receive a 5-year negotiable promissory note for $350,000 bearing interest at 8% per annum. Interest only is paid until the principal becomes due. Principal is due upon the first of the following events to occur: (i) completion of public or private offerings by Ardex in the aggregate of $1,500,000 or more; (ii) 90 days following the year end in which sales have been or exceed $3,000,000; (iii) Ardex having a cash balance of $800,000 or more from operations; or (iv) five years from the date of the note. The note was to be secured by a limited guarantee of Charles C. Shelton, Joseph Colino and John Kohlman only to the extent of their interest in Ardex and their options in the Company. In addition, Mr. Shelton was to execute a promissory note for $15,000; Mr. Colino was to execute a note for $22,500; and Mr. Kohlman was to execute a note for $12,000. These notes were to have been secured by the same security as the Ardex note. Under the terms of the Rescission, all of the previously mentioned notes and ancillary documents were to have been executed on or before August 31, 1996, but none have been delivered to the Company as of the date hereof. The Company is continuing with its efforts to obtain the documents contemplated by the Rescission. In the event that the Company is unable to effect a satisfactory resolution of this matter, the Company intends to commence litigation. Pursuant to an oral agreement between the Company and Charles Shelton, a director and officer of the Company, Charles C. Shelton, P.A., a business affiliated with Charles Shelton, billed the Company for reimbursement of expenses.

         The Company is intending to pursue litigation to resolve this and other disputes it has with Messrs Shelton, Kohlman and Colino.

                                 PROPOSAL NO. 1:

                          STAGGERED BOARD OF DIRECTORS

         The shareholders are being asked to vote on a proposal to amend the Company's bylaws. Under the current bylaws, each director serves a one year term, and the entire Board of Directors is up for election each year. Under the proposed amendment, each director would be elected to a three year term, and at each annual meeting approximately one-third of the Board of Directors would be up for election. To transition to the new terms of office, approximately one-third of the directors elected at the current annual meeting would be elected to a one-year term, one-third to a two year term and the remaining third to a three year term. At future annual meetings, directors would be elected to three year terms. A copy of the proposed amendment is attached to this Proxy Statement as an Appendix.

         Management of the Company has proposed the amendment to facilitate continuity of management in the Company's future operations. With a staggered Board of Directors, it is likely that at least two-thirds of the directors serving immediately following an annual meeting will have had prior experience in management of the Company. Current management believes that this is desirable as the Company begin commercialization of its technologies and development of a corporate culture.

         The existence of a staggered Board of Directors may also have the effect of discouraging hostile take-over attempts. A person or group acquiring a majority of the common shares could not be assured of having a majority of the Board of Directors until the second annual shareholders meeting following the acquisition. As a result, a person or group seeking control of the Company may determine to not make an offer for control, or to offer a lower price than might otherwise occur, due to the delays and uncertainty of obtaining control.

Vote Required

         The affirmative vote of a majority of the currently issued and outstanding shares of the Company is required in order to approve Proposal 1.


      The Board of Directors unanimously recommends a vote FOR Proposal 1.

                                 PROPOSAL NO. 2:

                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation and the Bylaws of the Company, the Board of Directors may include up to nine members. Prior to adoption of the amendments described in Proposal 1, at each annual shareholders meeting, directors are elected for a one year term. Accordingly, the directors elected at this meeting will serve until the annual meeting to be held in 1999, and until their successors are elected and qualified. However, if Proposal 1 is adopted, the directors elected at this meeting will be elected for terms of 1, 2 or 3 years as described below. The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy FOR the election of the four nominees for director named below. The nominees are:


Name of Nominee                       Age          Current Position

Augustine Y. Cheung++                 50           Chairman of the Board of
                                                   Directors

Spencer J. Volk++                     64           Director

John Mon*                             45           Director

Warren C. Stearns*                    57           Director

Max E. Link++                         57           Director

Walter B. Herbst+                     60           Director

Mel D. Soule+                         49           Director


         * If Proposal 1 is adopted, the position on the Board held by this director will be designated as a Class I director and the term of the director elected to this position will expire with the annual meeting to be held in 1999.

         + If Proposal 1 is adopted, the position on the Board held by this director will be designated as a Class II director and the term of the director elected to this position will expire with the annual meeting to be held in 2000.

         ++ If Proposal 1 is adopted, the position on the Board held by this director will be designated as a Class III director and the term of the director elected to this position will expire with the annual meeting to be held in 2001.


Biographical information regarding the above persons is set forth above under the caption "Directors and Executive Officers".

Vote Required

Pursuant to the terms of the Company's Articles of Incorporation, as amended, every holder of Common Shares voting for the election of directors is entitled to one vote for each share of Common Shares owned. A shareholder may vote each share once for one nominee to each of the director positions being filled, and there is no cumulative voting.

Proxies solicited hereby (other than Proxies in which the vote is withheld as to one or more nominees) will be voted for the candidates standing for election as directors nominated by the board. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The Board of Directors unanimously recommends a vote FOR each of the director nominees.

                                 PROPOSAL NO. 3:

                       RATIFICATION OF THE APPOINTMENT OF
                          STEGMAN & COMPANY AS AUDITORS
                  FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Stegman & Company to examine the financial statements of the Company for the fiscal year ending September 30, 1998, and solicits the ratification of this appointment by the shareholders. Neither such firm nor any of its members nor any of their associates has or has had during the past four years any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

         Representatives of Stegman & Company are expected to be present at the Annual Meeting to respond to shareholders' questions and to make any statements they consider appropriate.

Vote Required

         The affirmative vote of the holders of outstanding Common Shares representing a majority of the voting power which is present or represented by Proxy and entitled to vote at the Annual Meeting of Shareholders is required in order to approve Proposal 3.

      The Board of Directors unanimously recommends a vote FOR Proposal 3.

                                 PROPOSAL NO. 4:

                TO APPROVE A PROPOSED AMENDMENT TO THE COMPANY'S
           ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED SHARES.


         The shareholders are being asked to vote on a proposal to increase the number of authorized shares from 51,000,000 shares to 100,000,000 shares of $.01 par value.

         Management has proposed the increased authorization to facilitate future financings which management believes will be necessary to carry out the Company's proposed business plan. Substantially all of the currently authorized shares are either outstanding or reserved for potential issuance on exercise of outstanding warrants, options or other convertible securities.

         All of the currently authorized shares are of a single class with equal rights as to voting, distributions and liquidation. Under Maryland law and the Company's existing Articles of Incorporation, the Board of Directors may classify authorized but unissued shares and grant preferential rights to any such newly classified shares. If additional shares are authorized, they will also be subject to classification by the Board of Directors without shareholder vote. Any preferential class of shares created by the Board of Directors could, among other things, require payment of dividend on such class prior to payment to the common shares, give holders of such class a preferential right to the Company's assets on liquidation, give the holders special voting power in the election of directors and could be convertible into common stock at either a fixed or variable rate.


Vote Required

         The affirmative vote of a majority of the currently issued and outstanding shares of the Company is required in order to approve Proposal 4.

      The Board of Directors unanimously recommends a vote FOR Proposal 4.

                                 PROPOSAL NO. 5:

                TO APPROVE A PROPOSED AMENDMENT TO THE COMPANY'S
           ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY
              TO CELSION CORPORATION OR VARIATIONS THEREON SELECTED
                            BY THE BOARD OF DIRECTORS

         The shareholders are being asked to vote on a proposal to change the name of the Company to "Celsion Corporation" or variations thereon selected by the Board of Directors. Management has proposed the name change so that the name of the Company more accurately reflects the Company's business.

Vote Required

         The affirmative vote of a majority of the currently issued and outstanding shares of the Company is required for approval of the amendments to the Articles of Incorporation.

      The Board of Directors unanimously recommends a vote FOR Proposal 5.

                                 PROPOSAL NO. 6:

                      TO APPROVE OMNIBUS STOCK OPTION PLAN


         The shareholders are being asked to approve the Omnibus Stock Option Plan (the "Plan"). The Plan is applicable to the Company's key employees, directors and consultants. The purpose of the Plan is to encourage and reward key contributors to the Company's business by giving them an opportunity to share in any future success of the Company without burdening the Company's cash resources. The Plan authorizes stock options for the employees, directors and consultants to acquire the Company's common shares.

         The Plan authorizes the grant of options to purchase up to 2,000,000 common shares. The Company has committed to allow Spencer J. Volk to nominate the recipients of 1,720,000 of such shares, subject to Board or committee approval.

         The following summary provides a description of the significant provisions of the Plan. However, such summary is qualified in its entirety by reference to the full text of the Plan.

         Eligibility to participate in the Plan is limited to employees, directors and consultants of the Company and its subsidiaries. The Plan terminates ten years after its approval by the shareholders. The term of each option may not exceed ten years. Options will not be transferable except upon death and, in such event, transferability will be effected by will or by the laws of descent and distribution. Options issued under the Plan may be either Incentive Stock Options qualified under Section 422 of the Internal Revenue Code or non-qualified options. Only employees of the Company or its subsidiaries are eligible to receive Incentive Stock Options.

         The Plan will be administered by the Compensation Committee. Subject to the terms and conditions of the Plan, the Committee has full and final authority in its absolute discretion: (a) to select the persons to whom options will be granted; (b) to determine the number of shares subject to any option; (c) to determine the time when options will be granted; (d) to determine the option price; (e) to determine the time when each option may be exercised; (f) to determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option; (g) to prescribe the form of the option agreements; and (h) to construe and interpret the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         Incentive Stock Options under the Plan may not be granted at less than 100% of fair market value at the time of the grant. Incentive Stock Options granted to employees who own more than 10% of the Company's outstanding common stock will be granted at not less than 110% of fair market value for a term of five years. The aggregate market value of stock for which Incentive Stock Options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual. The foregoing restrictions on price and exercise value do not apply to non-qualified options issued under the Plan.

         In the event of any future recapitalization, split-up or consolidation of shares, the number of shares and exercise price shall be proportionately adjusted.

Vote Required

         The affirmative vote of the holders of outstanding Common Shares representing a majority of the voting power which is present or represented by Proxy and entitled to vote at the Annual Meeting of Shareholders is required in order to approve Proposal No. 6.

      The Board of Directors unanimously recommends a vote FOR Proposal 6.

SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting to be held in 1999 consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting, they must be received by the Company no later than December 31, 1998. Such proposals should be directed to Cheung Laboratories, Inc., Attention: John Mon, Secretary, 10220-I Old Columbia Road, Columbia, Maryland, 21046-1705.

OTHER BUSINESS

         The Board of Directors in not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If, however, any other matters should properly come before the meeting, it is intended that holders of the Proxies will act in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report of the Company for the year ended September 30, 1997, including audited financial statements for the year then ended, is enclosed with this Proxy Statement. The Annual Report is not deemed part of this Proxy soliciting material and the financial statements contained in the Report are not incorporated herein by reference. The Company's Form 10-K for the period ended September 30, 1997 may be obtained without charge, by writing the Company,
Attention: Investor Relations, 10220-I Old Columbia Road, Columbia, Maryland, 21046-1705.


                                 BY ORDER OF THE BOARD OF DIRECTORS




                                 John Mon, Secretary

                                 February __, 1998
                                 Columbia, Maryland

                                   Appendix A

                            CHEUNG LABORATORIES, INC.
                              Amendment to By-Laws


ARTICLE II, "DIRECTORS" is amended as follows:

Section 2.  "NUMBER AND TENURE" is amended to read, in its entirety, as follows:
            -------------------

Section 2.  NUMBER
            ------

         The number of Directors shall be seven (7), which number may be altered by a majority of the entire Board of Directors, provided that it shall never be less than three (3) nor more than nine (9). The number of Directors may be increased or decreased by the affirmative vote of not less than two-thirds (2/3) of the entire Board of Directors, but the action may not affect the tenure of office of any Director.

Section 2.5 is inserted to read as follows:

         Section 2.5. Election. The Board of Directors shall be divided into three classes (designated as Class I, Class II or Class III), each class to be as nearly equal in number as possible. The term of office of directors of the initial Class I directors will expire at the first annual meeting of shareholders after their election, that of the initial Class II directors will expire at the second annual meeting after their election, and that of the initial Class III directors will expire at the third annual meeting after their election. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders of the Corporation.

         Each Director shall hold office for the class term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

PROXY                                                                      PROXY
                            CHEUNG LABORATORIES, INC.

                Annual Meeting of Shareholders -- March 31, 1998

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints Augustine Y. Cheung and Spencer J. Volk as Proxies, with the power to appoint a substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Shares of CHEUNG LABORATORIES, INC. which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated February _____, 1998.

1. To approve a proposed amendment to the Company's by-laws adopting a staggered Board of Directors.

                              FOR            AGAINST            ABSTAIN
                              [ ]              [ ]                [ ]


2.       To elect directors

[ ]      FOR ALL NOMINEES LISTED (Except as marked to contrary below)

[ ]      WITHHOLD AUTHORITY to vote for all nominees below

INSTRUCTIONS:  To  withhold  authority  to  vote  for any nominee, strike a line through the nominee's name:

Spencer J. Volk    Augustine Y. Cheung    Warren C. Stearns    Walter B. Herbst

                  Mel D. Soule    Max E. Link    John Mon


3. To ratify the appointment of Stegman & Co. as auditors to examine the Company's accounts for the fiscal year ending September 30, 1998.

                              FOR            AGAINST            ABSTAIN
                              [ ]              [ ]                [ ]

4.       To  approve  a  proposed   amendment  to  the  Company's   Articles  of
         Incorporation increasing the number of authorized shares to 100,000,000 shares of $.01 par value.

                              FOR            AGAINST            ABSTAIN
                              [ ]              [ ]                [ ]

5.       To  approve  a  proposed   amendment  to  the  Company's   Articles  of
         Incorporation changing the name of the to Celsion Corporation or variations thereon selected by the Board of Directors.

                              FOR            AGAINST            ABSTAIN
                              [ ]              [ ]                [ ]

6. To approve an omnibus stock option plan.

                              FOR            AGAINST            ABSTAIN
                              [ ]              [ ]                [ ]

In their discretion, to transact such other business as may properly come before the meeting or any and all adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no indication is made, this Proxy will be voted FOR Proposals 1 through 6.

Dated: ________________________, 1998

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature _____________________   Signature if held jointly ____________________

================================================================================
   PLEASE MARK, SIGN AND DATE.  FOLD AND RETURN THE PROXY CARD PROMPTLY
   USING THE ENCLOSED PRE-PAID ENVELOPE.
================================================================================